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                                                                EXHIBIT 23(h)-6a

                               THIRD AMENDMENT TO
                    RECORDKEEPING AND PRICING AGENT AGREEMENT


         This Third Amendment to Recordkeeping and Pricing Agent Agreement (the "Amendment") is made and entered into as of May 1, 2001 by and between Berger Institutional Products Trust, a Delaware business trust ("Trust"), with respect to Berger IPT-Growth and Income Fund (the "Fund"), a series of the Trust and Investors Fiduciary Trust Company, a Missouri trust company ("IFTC").

         WHEREAS, the Trust and IFTC are parties to that certain Recordkeeping and Pricing Agent Agreement dated as of December 20, 1995, as amended by that First Amendment dated December 1, 1998, and as amended by that Assignment, Amendment and Consent dated June 1, 2000 (the "Agreements") whereby the Trust appointed IFTC as recordkeeping and pricing agent;

         WHEREAS, IFTC as a wholly owned subsidiary of State Street Bank and Trust Company has been reorganized and the Agency Agreement has been assigned to DST Systems, Inc. pursuant to the Assignment, Amendment and Consent dated June 1, 2000; and

         WHEREAS, the parties desire to amend said Agreements in the manner hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency of which is hereby acknowledged, the parties hereby agree amend the Agreements in the following form:

         Change the name of Berger IPT-Growth and Income Fund to Berger IPT-Large Cap Growth Fund.

         This Agreement, as amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers effective of the date first written above.

         STATE STREET BANK AND TRUST COMPANY


         By:
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         Name:
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         Title:
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         BERGER INSTITUTIONAL PRODUCTS TRUST,
         with respect to it series known as BERGER IPT-GROWTH AND INCOME FUND

         By:
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         Name:  Jack R. Thompson
         Title: President